SUB-ITEM 77E:  LEGAL PROCEEDINGS
Since October 2003, Federated and
related entities (collectively,
Federated (Funds), have been named
as defendants in
several class action lawsuits now
pending in the United States
District Court for the District
 of Maryland. The lawsuits were
purportedly filed on behalf
of people who purchased, owned
and/or redeemed shares of
 Federated-sponsored mutual funds
during specified periods beginning
November 1, 1998.
The suits are generally similar
in alleging that Federated engaged
 in illegal and improper trading
 practices including market timing
 and late trading in
concert with certain institutional
 traders, which allegedly caused
financial injury to the mutual
fund shareholders. These lawsuits
 began to be filed shortly
after Federated's first public
announcement that it had received
requests for information on shareholder
 trading activities in the Funds from
 the SEC,
the Office of the New York State
 Attorney General (NYAG), and
other authorities. In that regard,
 on November 28, 2005, Federated
announced that it
had reached final settlements
with the SEC and the NYAG with
respect to those matters. Specifically,
the SEC and NYAG settled proceedings
against
three Federated subsidiaries
involving undisclosed market
timing arrangements and late
trading. The SEC made findings:
that Federated Investment
Management Company (FIMC),
an SEC-registered investment
adviser to various Funds, and
Federated Securities Corp., an
 SEC-registered broker-dealer
and distributor for the Funds,
 violated provisions of the
Investment Advisers Act and
Investment Company Act by approving,
 but not disclosing, three
market timing arrangements, or
 the associated conflict of
interest between FIMC and the
funds involved in the arrangements,
 either to other fund
shareholders or to the funds
board; and that Federated
Shareholder Services Company,
formerly an SEC-registered transfer
 agent, failed to prevent a
customer and a Federated employee
from late trading in violation
of provisions of the Investment
Company Act. The NYAG found that
 such conduct
violated provisions of New York
 State law. Federated entered
 into the settlements without
 admitting or denying the regulators
 findings. As Federated
previously reported in 2004,
 it has already paid approximately
 $8.0 million to certain funds
as determined by an independent
consultant. As part of
these settlements, Federated
agreed to pay disgorgement
 and a civil money penalty in
 the aggregate amount of an
additional $72 million and, among
other things, agreed that it
would not serve as investment
adviser to any registered investment
 company unless (i) at least 75% of
the fund's
directors are independent of
 Federated, (ii) the chairman
 of each such fund is independent
of Federated, (iii) no action may
 be taken by the fund's
board or any committee thereof
unless approved by a majority
 of the independent trustees of
the fund or committee, respectively,
 and (iv) the fund
appoints a senior officer who
 reports to the independent
trustees and is responsible for
monitoring compliance by the
fund with applicable laws and
fiduciary duties and for managing
the process by which management fees
 charged to a fund are approved.
The settlements are described in
Federated's announcement which,
along with previous press releases
and related communications on those
matters,
 is available in the About Us
section of Federated's website at
FederatedInvestors.com.
Federated and various Funds
have also been named as defendants
 in several additional lawsuits,
 the majority of which are now
pending in the United
States District Court for
the Western District of Pennsylvania,
alleging, among other things, excessive
 advisory and Rule 12b-1 fees.
The board of the Funds has
retained the law firm of Dickstein
Shapiro
 Morin & Oshinsky LLP to represent
the Funds in these lawsuits. Federated
and the Funds, and their respective
counsel, are reviewing the allegations
and intend to defend this litigation.
 Additional lawsuits based upon similar
allegations may be filed in the future.
The potential impact of these lawsuits,
all of which seek unquantified damages,
attorneys' fees, and expenses,
and future potential similar suits is
 uncertain. Although we do not believe
 that these lawsuits will have
a material adverse effect on the Funds,
 there
can be no assurance that these suits,
 ongoing adverse publicity and/or other
developments resulting from the regulatory investigations will not result in increased Fund redemptions, reduced sales of Fund shares, or other adverse consequences for the Funds.